                                                                    Exhibit 3.13

                                State of Delaware

                        OFFICE OF THE SECRETARY OF STATE

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "INLAND STEEL SERVICE CORP.", CHANGING ITS NAME FROM "INLAND STEEL SERVICE CORP. "TO" ISPAT INLAND SERVICE CORP.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF NOVEMBER, A.D. 1998, AT 4:30 O'CLOCK P.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                       [DELAWARE SECRATARY'S OFFICE SEAL]

                                             /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

2019967  8100                                            AUTHENTICATION: 9422473

981451593                                                         DATE: 11-24-98

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                    * * * * *

      INLAND STEEL SERVICE CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

      FIRST: That the Board of Directors of INLAND STEEL SERVICE CORP., by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a special meeting of the sole stockholder of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

            RESOLVED, that the Certificate of Incorporation of the Company be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

            FIRST. The name of the corporation is

                           ISPAT INLAND SERVICE CORP.

      SECOND: That thereafter, pursuant to the resolution of its Board of Directors, upon written waiver of notice, and by written consent of the sole stockholder of the corporation, the necessary number of shares as required by statute were voted in favor of the amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said INLAND STEEL SERVICE CORP. has caused this certificate to be signed by Michael G. Rippey, its President, and attested by Edward C. McCarthy, its Secretary, this 2nd day of November, 1998.

                                          By:/s/ Michael G. Rippey
                                             -----------------------------------
                                             Michael G. Rippey
                                             President

ATTEST:

By: /s/ Edward C. McCarthy
   ------------------------------
    Edward C. McCarthy
    Secretary

                               STATE OF DELAWARE

                            [STATE OF DELAWARE LOGO]

                          OFFICE OF SECRETARY OF STATE

      I, GLENN C. KENTON, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF INLAND STEEL SERVICE CORP. FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF OCTOBER, A.D. 1983, AT 10 O'CLOCK A.M.

                                     /s/ Glenn C. Kenton
                                     -------------------------------------------
                                          Glenn C. Kenton, Secretary of State

732990010                                              AUTHENTICATION: | 0096475

                                                                DATE: 10/26/1983

                          CERTIFICATE OF INCORPORATION

                                       OF

                           INLAND STEEL SERVICE CORP.

      FIRST. The name of the corporation is

                           INLAND STEEL SERVICE CORP.

      SECOND. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD. The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000), all of which shares shall be without par value.

      FIFTH. The name and mailing address of each incorporator is as follows:

    Name                    Mailing Address
J. L. Rivera            100 West Tenth Street
                        Wilmington, Delaware 19801

V. A. Brookens          100 West Tenth Street
                        Wilmington, Delaware 19801

D. L. Sipple            100 West Tenth Street
                        Wilmington, Delaware 19801

      SIXTH. The corporation is to have perpetual existence.

      SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

      EIGHTH. The books of the corporation (subject to the applicable provisions of any Delaware statute) may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Unless the by-laws of the corporation shall so provide, elections of directors need not be by written ballot.

      NINTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 26th day of October, 1983.

                                           J. L. RIVERA
                                           -----------------------------------
                                           J. L. RIVERA

                                           V. A. BROOKENS
                                           -----------------------------------
                                           V. A. BROOKENS

                                           D. L. SIPPLE
                                           -----------------------------------
                                           D. L. SIPPLE